Exhibit 99.2

Park City Group Reports 30% Increase in Revenue, Net Income Increases 184% for Fiscal Third Quarter 2021

Year-To-Date Net Income Increases 165% to $2.95 Million

Salt Lake City, UT – May 17, 2021 – Park City Group, Inc. (NASDAQ: PCYG), the parent company of ReposiTrak, Inc., which operates a B2B ecommerce, compliance, and supply chain platform that partners with retailers, wholesalers, and their suppliers, to accelerate sales, control risk, improve supply chain efficiencies, and source hard-to-find items, today announced financial results for the third fiscal quarter ended March 31, 2021.

Third Quarter Financial and Recent Business Highlights:

●
Total revenue increased 30.0% to $6.0 million from $4.6 million due to higher MarketPlace revenue and recurring SaaS revenue.
●
Recurring, SaaS revenue from compliance, supply chain, out-of-stock and other software solutions, increased 13% to $ 4.5 million.
●
GAAP net income of $773,000 million vs. net income of $272,000 in the prior year.
●
Net income to common shareholders of $627,000, vs. $125,000.
●
EPS $0.03 vs. $0.01 in the prior year third quarter.

Randall K. Fields, Chairman and CEO of Park City Group commented, “Our strong performance in the quarter reflects 30% top line and 184% net income growth, demonstrating the inherent leverage of our business model. MarketPlace revenue soared as customers utilized this unique solution to find hard-to-source items amidst the pandemic. But even as our revenue mix resulted in more transactional, lower-margin MarketPlace revenue this quarter, our bottom-line conversion still grew exponentially demonstrating the strong leverage inherent in our business model. As the pandemic begins to abate and MarketPlace revenue moderates, we expect our mix to shift in favor of our traditional SaaS solutions where budgets are beginning to loosen, likely resulting in slower top-line growth but increased profitability.”

“Our business is highly scalable,” added Mr. Fields. “We can significantly increase our revenue, especially our software revenue, and particularly recurring compliance and supply chain revenue, driving incremental profitability. Meanwhile, the value we have provided our customers with the MarketPlace offering has further bolstered our relationships with customers. Our network creates value far beyond the transaction, as we are perhaps the only partner who can help customers source, vet, and transact business across the entire supply chain.”

Fiscal 2021 Year to Date Results (nine months ended March 31, 2021 vs. nine months ended March 31, 2020):

Total revenue increased 15% to $16.4 million for the nine months, as compared to $14.3 million during the same period a year ago. Total operating expense was $14.7 million, an increase of 11% from $13.3 million a year ago. GAAP net income was $3.0 million versus $1.1 million a year ago, and GAAP net income to common shareholders was $2.5 million, or $0.13 per diluted share, compared to $674,000, or $0.03 per diluted share, a year ago.

Third Quarter Financial Results (three months ended March 31, 2021 vs. three months ended March 31, 2020):

Total revenue increased 30% to $6.0 million as compared to $4.6 million due largely to growth in MarketPlace revenue and a 13% increase in recurring revenue. Total operating expense increased 21% to $5.3 million due to increased cost of revenue and product support due to a greater portion of MarketPlace revenue. GAAP net income was $773,000, versus $272,000. GAAP net income to common shareholders was $627,000, or $0.03 per diluted share, compared to $125,000, or $0.01 per diluted share.

Balance Sheet:

The Company had $23.2 million in cash and cash equivalents at March 31, 2021, compared to $17.9 million at March 31, 2020 and $20.3 million at June 30, 2020.

Conference Call:

The Company will host a conference call at 4:15 P.M. Eastern today to discuss the Company’s results. The conference call will also be webcast and will be available via the investor relations section of the Company’s website, www.parkcitygroup.com.

Participant Dial-In Numbers:
Date: Monday, May 17th
Time: 4:15 p.m. ET (1:15 P.M. PT)
TOLL-FREE 1-877-300-8521
TOLL/INTERNATIONAL 1-412-317-6026
Conference ID: 10156464

Replay Dial-In Numbers:
TOLL-FREE 1-844-512-2921
TOLL/INTERNATIONAL 1-412-317-6671
From: 5/17/21 @ 7:15 P.M. Eastern Time
To: 6/17/21 @ 11:59 P.M. Eastern Time
Replay Pin Number: 10156464

About Park City Group:

Park City Group, Inc. (NASDAQ:PCYG), the parent company of ReposiTrak, Inc., a compliance, supply chain, and e-commerce platform that enables retailers, wholesalers, and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies. More information is available at www.parkcitygroup.com and www.repositrak.com.

Specific disclosure relating to Park City Group, including management's analysis of results from operations and financial condition, are contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2020 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company's Form 10-K and other reports, including the risk factors contained in the Form 10-K.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (“Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

John Merrill, CFO
investor-relations@parkcitygroup.com

Or

FNK IR
Rob Fink
646.809.4048
rob@fnkir.com

PARK CITY GROUP, INC.
Consolidated Condensed Balance Sheets (Unaudited)

Assets	March 31, 2021	June 30, 2020
Current Assets
Cash	$23,176,092	$20,345,330
Receivables, net of allowance for doubtful accounts of $253,037 and $251,954 at March 31, 2021 and June 30, 2020, respectively	4,598,701	4,007,316
Contract asset – unbilled current portion	2,390,104	2,300,754
Prepaid expense and other current assets	1,108,589	495,511

Total Current Assets	31,273,486	27,148,911

Property and equipment, net	2,673,705	3,003,402

Other Assets:
Deposits, and other assets	22,414	22,414
Prepaid expense – less current portion	59,989	77,030
Contract asset – unbilled long-term portion	43,052	838,726
Operating lease – right-of-use asset	717,241	781,137
Customer relationships	558,450	657,000
Goodwill	20,883,886	20,883,886
Capitalized software costs, net	-	18,539

Total Other Assets	22,285,032	23,278,732

Total Assets	$56,232,223	$53,431,045

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,498,801	$407,497
Accrued liabilities	1,705,269	1,123,528
Contract liability – deferred revenue	1,392,990	1,845,347
Lines of credit	6,000,000	4,660,000
Operating lease liability – current	89,041	85,767
Current portion of notes payable	-	310,242
Current portion of paycheck protection program loans	-	479,866

Total current liabilities	10,686,101	8,912,247

Long-term liabilities
Operating lease liability – less current portion	628,200	695,369
Notes payable – less current portion	-	610,512
Paycheck protection program loans	-	629,484

Total liabilities	11,314,301	10,847,612

Commitments and contingencies

Stockholders’ equity:
Preferred Stock; $0.01 par value, 30,000,000 shares authorized;
Series B Preferred, 700,000 shares authorized; 625,375 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	6,254	6,254
Series B-1 Preferred, 550,000 shares authorized; 212,402 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	2,124	2,124
Common Stock, $0.01 par value, 50,000,000 shares authorized; 19,478,038 and 19,484,485 issued and outstanding at March 31, 2021 and June 30, 2020, respectively	194,783	194,847
Additional paid-in capital	75,094,601	75,271,097
Accumulated deficit	(30,379,840)	(32,890,889)

Total stockholders’ equity	44,917,922	42,583,433

Total liabilities and stockholders’ equity	$56,232,223	$53,431,045

PARK CITY GROUP, INC.
Consolidated Condensed Statements of Operations (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Revenue	$6,022,540	$4,633,244	$16,422,146	$14,270,660

Operating expense:
Cost of services and product support	2,634,224	1.369,421	6,706,769	4,622,844
Sales and marketing	1,155,266	1,654,189	3,643,602	4,515,569
General and administrative	1,255,410	1,179,851	3,568,474	3,516,313
Depreciation and amortization	259,343	192,860	769,440	609,037

Total operating expense	5,304,243	4,396,321	14,688,285	13,263,763

Income from operations	718,297	236,923	1,733,861	1,006,897

Other income (expense):
Interest income	60,234	53,075	176,078	201,788
Interest expense	(4,248)	(16,953)	(76,700)	(53,593)
Unrealized gain (loss) on short term investments	(1,131)	-	54,434	-
Gain on debt extinguishment	10,000	-	1,109,350	-

Income before income taxes	783,152	273,045	2,997,023	1,155,092

(Provision) for income taxes:	(9,955)	(1,058)	(46,141)	(41,651)
Net income	773,197	271,987	2,950,882	1,113,441

Dividends on preferred stock	(146,611)	(146,611)	(439,833)	(439,833)

Net income applicable to common shareholders	$626,586	$125,376	$2,511,049	$673,608

Weighted average shares, basic	19,555,000	19,588,000	19,511,000	19,714,000
Weighted average shares, diluted	19,942,000	19,776,000	19,744,000	19,942,000
Basic income per share	$0.03	$0.01	$0.13	$0.03
Diluted income per share	$0.03	$0.01	$0.13	$0.03

PARK CITY GROUP, INC.
Consolidated Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended March 31,
	2021	2020
Cash flows operating activities:
Net income	$2,950,882	$1,113,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	769,440	609,037
Amortization of operating right of use asset	63,896	60,793
Bad debt expense	516,694	291,630
Stock compensation expense	249,733	375,000
Gain on debt extinguishment	(1,109,350)	-
(Increase) decrease in:
Accounts receivables	(1,508,097)	(350,908)
Long-term receivables, prepaids and other assets	293,042	884,429
(Decrease) increase in:
Accounts payable	1,091,304	(187,291)
Accrued liabilities	549,537	(247,233)
Operating lease liability	(63,895)	(60,794)
Deferred revenue	(452,633)	(213,677)
Net cash provided by operating activities	3,350,553	2,274,427

Cash flows investing activities:
Purchase of property and equipment	(105,391)	(642,922)
Net cash used in investing activities	(105,391)	(642,922)

Cash flows financing activities:
Net increase in lines of credit	1,340,000	340,000
Common stock buyback/retirement	(508,243)	(2,158,471)
Proceeds from employee stock plan	114,430	120,923
Dividends paid	(439,833)	(439,833)
Payments on notes payable	(920,754)	(219,992)
Net cash used in financing activities	(414,400)	(2,357,373)

Net increase (decrease) in cash and cash equivalents	2,830,762	(725,868)

Cash and cash equivalents at beginning of period	20,345,330	18,609,423
Cash and cash equivalents at end of period	$23,176,092	$17,883,555